Ex-99.2 a)



                                                                       Exhibit 1


                  Management's Assertion Concerning Compliance
                      with USAF Minimum Servicing Standards



March 15, 2002

As of and for the year ended December 31, 2001, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $300,000,000 and $300,000,000 respectively.

/s/ Kevin M. Shannon                              /s/ Daniel F/ Hellams
----------------------------                      ------------------------------
Kevin M. Shannon                                  Daniel F. Hellams
President                                         President
Consumer Real Estate                              Bank of America Mortgage

/s/ David H. Rupp                                 /s/ Gary K. Bettin
----------------------------                      ------------------------------
David H. Rupp                                     Gary K. Bettin
Senior Vice President                             Senior Vice President and
Bank of America Mortgage Finance                  National Servicing Executive
                                                  Bank of America Mortgage

/s/ J. Mark Hanson                                /s/ H. Randall Chestnut
----------------------------                      ------------------------------
J. Mark Hanson                                    H. Randall Chestnut
Senior Vice President                             Senior Vice President
Bank of America Mortgage                          Bank of America Mortgage

Ex-99.2 b)

As of and for the year ended December 31, 2001, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

Cendant Mortgage Corporation

/s/ Terence W. Edwards
------------------------------------------
Terence W. Edwards
President and Chief Executive Officer

/s/ Mark Danahy
------------------------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer

/s/ Martin L. Foster
------------------------------------------
Martin L. Foster
Senior Vice President - Loan Servicing